U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------
                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

        Date of Report (date of earliest event reported): September 9, 2002



                            Cole Computer Corporation
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



    Nevada                           0-23819                         76-547762
 (state  of                 (Commission  File  Number)            (IRS  Employer
incorporation)                                                     I.D.  Number)



                            1005 Metropolitan Avenue
                            Oklahoma City, OK 73128
                                 (405) 491-7300
            -------------------------------------------------------
            (Address and telephone number of registrant's principal
               executive offices and principal place of business)


                                 Not Applicable
              -----------------------------------------------------
              (Former name or address if changed since last report)




Item  5.  Other Events

     The Board of Directors of Cole Computer Corporation appointed Mr. Dyon Tang as the Company's new chief executive officer. Mr. Tang is the chief executive officer of DIT Incorporated, a private, Omaha, Nebraska based company that builds personal computers for the retail market. Mr. Tang will be dividing his time between both companies for the foreseeable future.

     Dr. S.F. Hartley, Chairman of the Board of Directors of Cole Computer Corporation, has been authorized by the Board of Directors of Cole to receive 1.5 million shares of restricted Cole common stock. This issuance was authorized to reimburse Dr. Hartley for various out-of-pocket costs and travel expenses incurred by Dr. Hartley to attend to emergency business issues of Cole Computer Corporation from 1997 through June 30, 2002, as well as earnings forfeited due to the forced closing of his medical practice in Houston, Texas, during this time period for emergency Cole business matters.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September  13,  2002                  Cole  Computer  Corporation



                                             By:/s/John  L.  Ruth
                                                --------------------------------

                                                 John  L.  Ruth
                                                 President  and  Director